SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 Current Report
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                     October 27, 1997 (Date of earliest event reported)

                           CORNERSTONE PROPERTIES INC.
             (Exact name of registrant as specified in its charter)

            Nevada                  0-10421            74-2170858
(State or other jurisdiction of   (Commission        (IRS Employer
        incorporation)           File Number)      Identification No.)

                           Cornerstone Properties Inc.
                              126 East 56th Street
                               New York, NY 10022
                    (Address of principal executive offices)

                                 (212) 605-7100
                         (Registrant's telephone number,
                              including area code)

Item 2. Acquisition or Disposition of Assets
        ------------------------------------

        The press releases issued by the Registrant, dated October 27, 1997 and October 28, 1997 copies of which are included with this Form 8-K as Exhibit 99, are incorporated herein by reference.


Item 7. Financial Statements and Exhibits
        ---------------------------------

        (c) Exhibits
            Exhibit 99 - Press releases, dated October 27, 1997 and October 28, 1997.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                              CORNERSTONE PROPERTIES INC.
                              (Registrant)

                              By:    /s/John S. Moody.
                                     John S. Moody, President
                                     and Chief Executive Officer

                              Date:  October 30, 1997


                              By:    /s/Thomas P. Loftus.
                                     Thomas P. Loftus, Vice President
                                     and Controller
                                     (Principal Financial Officer)

                              Date:  October 30, 1997

EXHIBIT 99

                             CORNERSTONE PROPERTIES INC.
      RECEIVES SHAREHOLDER APPROVAL OF DUTCH INSTITUTIONAL HOLDING COMPANY, INC.
                                     ACQUISITION

New York, NEW YORK (October 27, 1997) -- After a special shareholder meeting held today, Cornerstone Properties Inc. (NYSE:CPP) announced that it had received the votes necessary to approve its pending purchase of interests in nine properties and an undeveloped parcel of land from Dutch Institutional
Holding Company, Inc. for up to 34,187,500 shares of Cornerstone common stock, $259.5 million in cash and $250 million of promissory notes. Concurrently, shareholders also approved the inclusion of new provisions to Cornerstone's Restated Articles of Incorporation designed to cause the Company to become a "domestically controlled REIT" under U.S. tax laws, a condition precedent to the closing of the acquisition.

During the shareholder meeting, motions to increase the number of authorized shares of common stock available from 100,000,000 shares to 250,000,000 shares and to clarify certain trading mechanics on the New York Stock Exchange were also ratified.

On August 18, Cornerstone announced that the Company had entered into a definitive agreement for the acquisition of interests in nine premier office buildings totaling 4.5 million square feet and a parcel of land from DIHC, the U.S. real estate subsidiary of the Dutch pension fund Pensioenfonds PGGM. The office buildings, which are all Class A or trophy quality properties, are located in the Atlanta, Boston, Charlotte and Washington D.C. markets.

The Cornerstone/DIHC merger is scheduled to close by the end of this month and is expected to be accretive to funds from operations. After the closing, Cornerstone Properties will own 17 premier office buildings totaling 9.5 million square feet in some of the nation's strongest office markets. Commenting on the meeting's outcome, John S. Moody, President and Chief Executive Officer of Cornerstone Properties, said, "We are very pleased to have received our shareholders' approval so that we can now complete our merger with DIHC. We view their approval of both the DIHC transaction and the increase in the number of authorized shares available as a strong endorsement of our strategy to increase the size of the Company through further accretive acquisitions."

Mr. Moody continued, "The DIHC acquisition was a unique opportunity for Cornerstone to purchase a premier portfolio of high-profile Class A assets at very attractive yields in a single transaction. We believe the acquisition will solidify Cornerstone's status as the market's leading Class A office REIT, and we are optimistic that nearly doubling Cornerstone's asset base will position the Company for internal cash flow and FFO growth."

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns eight Class A office properties throughout the United States comprising nearly 5 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.

The matters described herein contain forward-looking statements that are made pursuant to the Safe Harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve a number of risks, uncertainties or other factors beyond the Company's control which may cause material differences in actual results, performance or other expectations. These factors include, but are not limited to, economic and real estate industry conditions, leasing risk, rollover risk, tenant credit risk, interest rate risk, and other factors detailed in the Company's registration statement and periodic reports filed with the Securities & Exchange Commission.





                             CORNERSTONE PROPERTIES INC.
    CONCLUDES ACQUISITION OF DUTCH INSTITUTIONAL HOLDING COMPANY, INC. PORTFOLIO

New York, NEW YORK (October 28, 1997) -- Cornerstone Properties Inc. (NYSE:CPP) announced today that, immediately following its shareholder meeting held on October 27 wherein shareholder approval was obtained pursuant to its proxy, the Company concluded its purchase of interests in nine premier office buildings and an undeveloped parcel of land from Dutch Institutional Holding Company, Inc. for up to 34,187,500 shares of Cornerstone common stock, $259.5 million in cash and $250 million of promissory notes.

The transaction was closed in accordance with the terms and conditions set forth in the definitive agreement as described in its proxy.

Cornerstone Properties Inc. is a self-administered equity real estate investment trust (REIT) investing exclusively in Class A and trophy quality office properties in prime locations in major metropolitan areas and central business districts. The Company, through its subsidiaries, currently owns 17 Class A or trophy quality office properties throughout the United States totaling 9.5 million rentable square feet. Headquartered in New York City, the Company's stock is traded on the New York Stock Exchange under the ticker symbol CPP.